Exhibit 10.1

FIRST AMENDMENT
TO
LOAN AGREEMENT

THIS FIRST AMENDMENT to Loan Agreement (this “Amendment”) is entered into this 14th day of April, 2014, by and between SILICON VALLEY BANK (“Bank”) and RESPONSE BIOMEDICAL CORP., a British Columbia corporation (“Borrower”).

RECITALS

A.     Bank and Borrower have entered into that certain Loan Agreement dated as of February 11, 2014 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.     Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.     Borrower has requested that Bank amend the Loan Agreement to (i) extend the required delivery date of a landlord consent in favor of Bank with respect to 1781 West 75th Avenue, Vancouver, B.C. V6P 6P2 and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.     Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.     Amendments to Loan Agreement.

2.1     Section 3.1 (Conditions Precedent to Initial Credit Extension). Section 3.1(h) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(h)     a landlord’s consent in favor of Bank with respect to 1781 West 75th Avenue, Vancouver, B.C. V6P 6P2, by the landlord thereof, together with the duly executed original signatures thereto. Notwithstanding the foregoing, Borrower shall obtain and deliver to Bank such landlord’s consent on or prior to the date that is ninety (90) days following the Effective Date;”

2.2     Section 6.2.1 (ARE Collateral Update). New Section 6.2.1 hereby is added to the Loan Agreement as follows:

“6.2.1     ARE Collateral Update. Commencing ninety (90) days after the Effective Date, Borrower shall update Exhibit A of the ARE Landlord Consent (i) on a quarterly basis, and (ii) in any month in which Borrower delivers in excess of One Hundred Thousand Dollars ($100,000) in new personal property to the Premises (as defined in the ARE Landlord Consent), in accordance with the terms of the ARE Landlord Consent.”

2.3     Section 13 (Definitions). The following term and its respective definition hereby is added to Section 13.1 as follows:

“ARE Landlord Consent” is that certain landlord consent executed and delivered (or to be executed and delivered) to Bank by ARE-BC NO. 2 HOLDINGS, INC. in accordance with Section 3.1(h).

2.4     Effective upon Bank’s receipt of the ARE Landlord Consent, Exhibit A to the Loan Agreement hereby is replaced with Exhibit A attached hereto.

3.     Limitation of Amendment.

3.1     The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.     Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3     The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.     Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) payment by Borrower of all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts at Bank.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		RESPONSE BIOMEDICAL CORP.

By:	/s/ David Sanders	By:	/s/ William J. Adams
Name:	David Sanders	Name:	William Adams
Title:	Vice President	Title:	Chief Financial Officer

[Signature Page to First Amendment to Loan Agreement]

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM: RESPONSE BIOMEDICAL CORP.

The undersigned authorized officer of RESPONSE BIOMEDICAL CORP. (“Borrower”) certifies that under the terms and conditions of the Loan Agreement between Borrower and Bank (the “Agreement”), as at the date hereof:

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP (expressed in Canadian Dollars) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Monthly account statements from other financial institutions	Monthly within 30 days	Yes No
Annual financial statement (Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board-approved financial projections	FYE within 45 days	Yes No
ARE Collateral Update	Quarterly and upon moving in excess of $100,000 in new personal property to the Premises	Yes No

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

RESPONSE BIOMEDICAL CORP.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes	No